Exhibit 10.5
OTTER TAIL CORPORATION
1999 STOCK INCENTIVE PLAN
2006 RESTRICTED STOCK UNIT AWARD AGREEMENT
     This Restricted Stock Unit Award Agreement is between Otter Tail Corporation, a Minnesota corporation (the “Corporation”), and the person named in the attached Restricted Stock Unit Award Certificate who is an employee of the Corporation or one of its Affiliates (the “Participant”), effective as of the date of grant (the “Grant Date”) set forth in the attached Restricted Stock Unit Award Certificate.
     WHEREAS, the Corporation, pursuant to the Otter Tail Corporation 1999 Stock Incentive Plan (the “Plan”), wishes to grant to the Participant the opportunity and right to receive a number of the Corporation’s Common Shares, par value $5.00 per share (the “Common Shares”), subject to the terms and conditions contained in this Agreement and in the attached Restricted Stock Unit Award Certificate, which is made a part of this Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:
     1. Restricted Stock Unit Award. The Corporation hereby grants to the Participant, effective as of the Grant Date, a Restricted Stock Unit Award representing the right to receive, on the vesting date or dates set forth in the attached Restricted Stock Unit Award Certificate, a specified number of Common Shares as set forth in the attached Restricted Stock Unit Award Certificate, subject to the terms and conditions set forth in this Agreement, the Restricted Stock Unit Award Certificate and the Plan. This Restricted Stock Unit Award, to the extent it vests, shall be paid in Common Shares of the Corporation (the “Shares”).
     2. Rights of the Participant with Respect to the Shares. This Restricted Stock Unit Award does not represent Common Shares and does not give the Participant any of the rights and privileges of a holder of Common Shares. With respect to the Shares, the Participant shall not exercise the rights of a holder of Common Shares, including the right to vote the Shares and the right to receive dividends on the Shares, until such time as this Restricted Stock Unit Award shall vest, and the restrictions with respect to this Restricted Stock Unit Award shall lapse, in accordance with Section 3, 4 or 5 hereof.
     3. Vesting. Subject to the terms and conditions of this Agreement, this Restricted Stock Unit Award shall vest, and the restrictions with respect to this Restricted Stock Unit Award shall lapse, on the date or dates and in the amount or amounts set forth in the attached Restricted Stock Unit Award Certificate if the Participant remains continuously employed by the Corporation or one of its Affiliates until the respective vesting dates.
     4. Change of Control. Notwithstanding the vesting provision contained in Section 3 above, but subject to the other terms and conditions set forth herein, upon the occurrence of a Change of Control (as defined below) prior to any termination of the Participant’s employment, the Participant shall become immediately and unconditionally vested in this Restricted Stock Unit Award, and the restrictions with respect to this Restricted Stock Unit Award shall lapse. As used herein, “Change of Control” shall mean any of the following events:

     (a) The acquisition by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Corporation or any of its Affiliates, or any employee benefit plan of the Corporation and/or one or more of its Affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then outstanding Common Shares or the combined voting power of the Corporation’s then outstanding voting securities in a transaction or series of transactions not approved in advance by a vote of at least three-quarters of the Continuing Directors (as hereinafter defined); or
     (b) Individuals who, as of the Grant Date, constitute the Board of Directors of the Corporation (generally the “Directors” and as of the Grant Date the “Continuing Directors”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the Grant Date whose nomination for election was approved in advance by a vote of at least three-quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director; or
     (c) The approval by the shareholders of the Corporation of a reorganization, merger, consolidation, liquidation or dissolution of the Corporation or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of at least three-quarters of the Continuing Directors;
     (d) The first purchase under any tender offer or exchange offer (other than an offer by the Corporation or any of its Affiliates) pursuant to which Common Shares are purchased; or
     (e) Notwithstanding the foregoing, none of the foregoing events shall constitute a Change of Control unless such event constitutes a Change in Control as defined in Section 409A of the Code and any regulations and other guidance in effect from time to time thereunder, including without limitation, Notice 2005-1.
     5. Additional Vesting Rules; Forfeiture.
     (a) Notwithstanding the vesting provision contained in Section 3 above, but subject to the other terms and conditions set forth herein, if the Participant ceases to be employed by the Corporation or any of its Affiliates by reason of disability (as determined under any long-term disability program then maintained by the Corporation or any of its Affiliates that is applicable to the Participant), retirement (normal or early retirement under any retirement plan of the Corporation or any of its Affiliates that is applicable to the Participant) or death prior to the vesting of this Restricted Stock Unit Award pursuant to Section 3 or 4 hereof, this Restricted Stock Unit Award shall continue to vest, and the restrictions with respect to this Restricted Stock Unit Award shall lapse, on the date or dates and in the amount or amounts set forth in the attached Restricted Stock Unit Award Certificate for the benefit of the Participant or the Participant’s legal representatives, beneficiaries or heirs, as the case may be. No transfer by will or the applicable laws of descent and distribution of this Restricted Stock Unit Award by reason of the Participant’s death shall be effective to bind the Corporation unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.
     (b) If the employment relationship of the Participant with the Corporation or any of its Affiliates is terminated other than for the reasons set forth in Section 5(a) hereof, the Participant’s rights to the unvested portion of this Restricted Stock Unit Award shall be immediately and irrevocably forfeited, unless the Participant is expressly entitled to retain the unvested portion of this Restricted Stock Unit Award or its value pursuant to an employment or severance agreement entered into on or before the Grant Date.
     6. Restriction on Transfer. This Restricted Stock Unit Award, and the right to receive Shares, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, other than by will or the laws of descent and distribution, and no attempt to transfer this Restricted Stock Unit Award, and the right to receive the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to this Restricted Stock Unit Award or the Shares. No transfer by will or the applicable laws of descent and distribution of this Restricted Stock Unit Award shall be effective to bind the Corporation unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.
     7. Issuance of Shares. After this Restricted Stock Unit Award has vested pursuant to Section 3, 4 or 5 hereof, and following payment of the applicable withholding taxes pursuant to Section 9 hereof, the Corporation shall promptly cause to be issued a certificate or certificates, registered in the Participant’s name or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be, representing the Shares (less any Shares withheld to pay withholding taxes) and shall cause such certificate or certificates to be delivered to the Participant or the Participant’s legal representatives, beneficiaries or heirs, as the case may be.
     8. Adjustments. If any portion of this Restricted Stock Unit Award vests subsequent to any change in the number or character of the Common Shares (through recapitalization, stock split, stock dividend, reorganization, merger, consolidation or otherwise), the Participant shall then receive upon such vesting the number and type of securities or other consideration which the Participant would have received if such portion of this Restricted Stock Unit Award had vested prior to the event changing the number or character of the outstanding Common Shares.
     9. Income Tax Matters.
     (a) The Participant acknowledges that the Participant will consult with the Participant’s personal tax advisor regarding the income tax consequences of the grant of this Restricted Stock Unit Award, the receipt of Shares upon any vesting of this Restricted Stock Unit Award, the subsequent disposition of the Shares and any other matters related to this Agreement. In order to comply with all applicable federal or state income tax laws or regulations, the Corporation may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the Participant’s sole and absolute responsibility, are withheld or collected from the Participant.

     (b) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, the Participant may elect to satisfy the Participant’s federal and state income tax withholding obligations arising from the receipt of the Shares by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the order of the Corporation or (ii) having the Corporation withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of the employer’s minimum statutory withholding requirements. The Corporation will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share. The Participant’s election must be made on or before the date that the amount of tax to be withheld is determined.
     10. Miscellaneous.
     (a) Nothing contained in this Agreement or the Plan shall confer on the Participant any right to continue in the employ of the Corporation or any Affiliate or affect in any way the right of the Corporation or any Affiliate to terminate the Participant’s employment at any time.
     (b) The Participant shall not have any rights of a holder of Common Shares unless and until Shares are actually issued to the Participant as provided in this Agreement.
     (c) The Corporation shall not be required to deliver any Shares until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Corporation to be applicable are satisfied.
     (d) This Agreement is subject to the terms of the Plan. Terms used in this Agreement which are not defined herein shall have the respective meanings given to such terms in the Plan. A copy of the Plan is available to the Participant upon request.
     (e) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to the conflicts of laws principles thereof.
     (f) Headings in this Agreement are for convenience of reference only and shall not be deemed in any way to be material or relevant to the construction or interpretation of this Agreement or any provision hereof.
     (g) THIS RESTRICTED STOCK UNIT AWARD AGREEMENT IS ATTACHED TO AND MADE A PART OF A RESTRICTED STOCK UNIT AWARD CERTIFICATE AND SHALL HAVE NO FORCE OR EFFECT UNLESS SUCH RESTRICTED STOCK UNIT AWARD CERTIFICATE IS DULY EXECUTED AND DELIVERED BY THE CORPORATION AND THE PARTICIPANT.
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OTTER TAIL CORPORATION
1999 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD CERTIFICATE
          This certifies the Restricted Stock Unit Award, as specified below, has been granted under the Otter Tail Corporation 1999 Stock Incentive Plan (the “Plan”), the terms and conditions of which are incorporated by reference herein and made a part hereof. In addition, the award shown in this Certificate is nontransferable and is subject to the terms and conditions set forth in the attached Restricted Stock Unit Award Agreement of which this Certificate is a part.
[Name and Address of the Participant]
[Social Security Number of the Participant]
You have been granted the following Award:

Grant Type:	Restricted Stock Unit Award

Number of Common Shares Subject to Award:

Grant Date:	April 10, 2006

Vesting Date:	[April 8, 2010]
          By the Corporation’s and your signature below, it is agreed that this Restricted Stock Unit Award is governed by the terms and conditions of the Restricted Stock Unit Award Agreement, a copy of which is attached and made a part of this document, and the Plan, a copy of which is enclosed.

OTTER TAIL CORPORATION

By:
[Name of Authorized Officer]
[Title]

[Name of Participant]